UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in Current Reports on Form 8-K filed by InterCloud Systems, Inc., a Delaware corporation (the “Company”, “we,” “us,” or “our”) with the Securities and Exchange Commission (the “SEC”) on each of December 8, 2014, May 18, 2015, and August 12, 2015, the Company entered into a Bridge Financing Agreement, dated as of December 3, 2014 (the “Agreement”), with a third party (the “Lender”), pursuant to which the Company issued and sold to such Lender two 12% senior secured notes in the aggregate principal amount of $4,000,000 (the “Prior Notes”), and two four-year warrants (the “Prior Warrants”) exercisable for up to an aggregate of 400,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $5.00 per share, subject to adjustment as set forth therein. Pursuant to Amendment No. 1 to the Agreement made as of May 15, 2015 (the “Amendment”), the Company, among other things (i) issued and sold to the Lender a $2,000,000 aggregate principal amount senior secured convertible note having substantially the same terms and conditions as the Prior Notes (the “New Note”), (ii) issued to the Lender a (a) new four-year warrant, exercisable for up to 50,000 shares of our common stock, with an exercise price of $3.93, subject to adjustment as set forth therein (the “Restructuring Warrant”) and (b) new four-year additional warrant exercisable for up to 200,000 shares of our common stock, with an exercise price of $3.75, subject to adjustment as set forth therein (the “Additional Warrant”), (iii) extended the maturity date of the Prior Notes to match the maturity date of the New Note, such that the maturity date of all three Notes, subject to certain exceptions as provided in the Agreement, is May 15, 2016, (iv) made the Prior Notes convertible into shares of our common stock at an exercise price of $3.75 per share, and (v) added the same amortization provision to the Prior Notes as is in the New Note requiring the Company to make three amortization payments to the Lender of $1,125,000 each on each of September 1, 2015, December 1, 2015 and March 1, 2016, so that each of the Prior Notes and the New Note receives its pro-rata portion of each $1,125,000 amortization payment. Pursuant to Amendment No. 2 to the Agreement, made as of August 12, 2015 (“Amendment No. 2”), the Company and Lender agreed to (i) reduce the conversion price of the Prior Notes to $2.00 per share, (ii) cancel the Restructuring Warrant and (iii) change the date of the initial amortization payment, such that the date of the three amortization payments would be December 1, 2015, January 5, 2016 and March 1, 2016. The parties have now agreed to revise Amendment No. 2 to, among other things, (i) amend and restate the Prior Notes and the New Note to, among other items, reduce the Conversion Price of the Prior Notes and the New Note from $3.75 to $2.00 per share; (ii) amend and restate the Prior Warrants and the Additional Warrant to, among other items, reduce the exercise price of such Prior Warrants and the Additional Warrant from $3.75 per warrant share to $2.00 per warrant share, (iii) increase the number of, and change, the Amortization Payment dates on which the Company is required, pursuant to the Agreement, to make scheduled Amortization Payments to the Lender and decrease the amount of each Amortization Payment, so that the Company shall pay to the Lender $562,500 on each of November 5, 2015, December 7, 2015, January 5, 2016, February 5, 2016, March 7, 2016 and April 5, 2016 (each such payment, an “Amortization Payment”); and (iv)  provided certain conditions are met, permit the Company to make Amortization Payments in shares converted from any of the Prior Notes or the New Note pursuant to Section 3 of the Agreement (such shares, “Conversion Shares”). The conversion price for the Conversion Shares when used to make an Amortization Payment shall be equal to the lesser of (i) $2.00 and (ii) 75% of the average of the VWAP for the five (5) consecutive Trading Days (as such term in defined in any of the Prior Notes or the New Note) ending on, and including, the Trading Day immediately preceding the date of the subject Amortization Payment. A managing director in the Investment Banking department of Aegis Capital Corp. may be deemed an affiliate of the Lender.

The foregoing description of the revised Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein. The provisions of the revised Amendment No. 2, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Revised Amendment No. 2 to Bridge Financing Agreement, dated as of August 12, 2015, between InterCloud Systems, Inc., a Delaware corporation, and the Lender party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: September 14, 2015	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Revised Amendment No. 2 to Bridge Financing Agreement, dated as of August 12, 2015, between InterCloud Systems, Inc., a Delaware corporation, and the Lender party thereto.

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